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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2003

CONSOLIDATED CONTAINER COMPANY LLC
(Exact name of registrant specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	333-88157 (Commission File Number)	75-2825338 (I.R.S. Employer Identification No.)

3101 Towercreek Parkway, Suite 300 Atlanta, GA		30339
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (678) 742-4600

ITEM 5. OTHER EVENTS

        Effective as of January 7, 2003, the bank lenders party to Consolidated Container Company LLC's credit agreement agreed, among other things, to extend the deferral of repayment of certain term loan principal from January 7, 2003, to January 10, 2003, and to extend the waiver of compliance with certain financial covenants from January 7, 2003 through January 10, 2003.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

  (a)
  Not Applicable.

  (b)
  Not Applicable.

  (c)
  Not Applicable.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED CONTAINER COMPANY LLC
	By:	/s/ TYLER L. WOOLSON Name: Tyler L. Woolson Title: Chief Financial Officer
Date: January 8, 2003

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  ITEM 5. OTHER EVENTS
  ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.
  SIGNATURES